Fourth Amended and Restated
Certificate of Incorporation
Of
PRA GROUP, Inc.
___________________________

PRA Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.The name of the corporation is PRA Group, Inc. (the “Corporation”). The orginial Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 7, 2002.

2.Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed an Amended and Restated Certificate of Incorporation on October 29, 2002, restating and amending the provisions of the Corporation’s Certificate of Incorporation, in all respects.

3.Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Amendment of Certificate of Incorporation on June 24, 2011, amending the provisions of the Amended and Restated Certificate of Incorporation, to increase its authorized capital stock.

4.Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed the Second Amended and Restated Certificate of Incorporation on July 29, 2011, restating and amending the provisions of the Corporation’s Certificate of Incorporation, in all respects.

5.Pursuant to Sections 242 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Amendment of Certificate of Incorporation on May 30, 2014, amending the provisions of the Second Amended and Restated Certificate of Incorporation, to increase its authorized capital stock.

6.Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Corporation filed the Third Amended and Restated Certificate of Incorporation on June 3, 2014, restating and amending the provisions of the Corporation’s Certificate of Incorporation, in all respects.

7.Pursuant to Sections 242 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Amendment of Certificate of Incorporation on October 23, 2014, amending the provisions of the Third Amended and Restated Certificate of Incorporation, to change the name of the Corporation from “Portfolio Recovery Associates, Inc.” to “PRA Group, Inc.”

8.The text of the Third Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:
FIRST: The name of the Corporation is PRA Group, Inc. (the “Corporation”).
    SECOND: The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at that address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 102,000,000 of which 100,000,000 shall be designated as common stock with a par value of $0.01 per share and 2,000,000 shall be designated as Preferred Stock with a par value of $0.01 per share.

(a)	Common Stock. The powers, preferences and relative participating, optional or other rights, and the qualifications, limitations and restrictions in respect to the Common Stock are as follows:

Subject to the prior or equal rights of any holders of Preferred Stock, the holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

(b)Preferred Stock. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the insurance thereof adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the ability to (i) divide the Preferred Stock into any number of series, (ii) fix the designation and the number of shares of each such series, and (iii) determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

FIFTH: (a) Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors, subject to any right of the holders of any class or series of Preferred Stock to elect additional directors, shall be fixed from time to time by the Board of Directors pursuant to the Amended and Restated By-Laws of the Corporation.

(b) Classification. Immediately subsequent to the date of this Certificate of Incorporation, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year. At the next election of directors, the term of the directors of the first class shall expire and directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting. The term of the directors of the second class shall expire at the second election of directors after the date of this Certificate of Incorporation and directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting. The term of directors of the third class shall expire at the third election of directors after the date of Certificate of Incorporation and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the board of directors shall decide which class shall contain an unequal number of directors. Notwithstanding the foregoing, whenever holders of any shares of Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders and the terms of all directors so elected by such holders shall expire at the next succeeding annual meeting of stockholders.

(c)Nomination. From and subsequent to the effective date of the initial public offering of the shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this Article Fifth, clause (c) shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors (in a manner meeting the requirements for independent director approval promulgated by the Nasdaq Stock Market) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Article Fifth, clause (c), who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principle executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Article Fifth, clause (c), the Chairman of the Board of Directors or the person presiding at such meeting shall so declare to the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Article Fifth, clause (c), a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article Fifth, clause (c).

(d)Vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from (i) an increase in the authorized number of directors elected by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class, (ii) death, (iii) resignation, (iv) retirement, (v) disqualification, (vi) removal from office or (vii) any other causes, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in authorized number of directors shall shorten the term of any incumbent director.

(e)Removal. A director may be removed only for cause, by the holders of a majority of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in the election of directors, considered for this purpose as one class.

SIXTH: Stockholder Action. From and subsequent to the effective date of the initial public offering of shares of Common Stock by the Corporation and subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders pursuant to this Certificate of Incorporation or under applicable law may be effected only at a duly called annual or special meeting of stockholders and with a vote thereat, and may not be effected by consent in writing. Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the written request of 30% of the stockholders of the Corporation.

SEVENTH: Powers of the Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(i)to adopt, amend or repeal the By-Laws of the Corporation in such a manner and subject to such limitations, if any, as shall be set forth in the Amended and Restated By-Laws;
(ii)to allot and authorize the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class; and
(iii)to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the Board of Directors.

EIGHTH: Directors’ Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article Eighth becomes effective. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal of modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification.

NINTH: (a) Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, excise tax or penalties pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by him or her only if such proceeding was authorized by the Board of Directors, either generally or in the specific instance. The right to idemnification shall include the advancement of expenses incurred in defending any such proceeding in advance of its final disposition in accordance with procedures established from time to time by the Board of Directors; provided, however, that if the General Corporation Law of the State of Delaware so requires, the director, officer or employee shall deliver to the Corporation an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article Ninth or otherwise.
(b) Nonexclusivity. The rights of indemnification provided in this Article Ninth shall be in addition to any rights to which any person may otherwise be entitled by law or under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall continue as to any person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators, and shall be applied to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.
(c) Insurance. The Corporation may purchase and maintain insurance to protect any persons against any liability or expense asserted or incurred by such person in connection with any proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the Article Ninth or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

TENTH: The Board of Directors shall have the power to make, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amended and Restated Certificate of Incorporation as of the 24th day of October, 2014, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

/s/ Judith S. Scott
Judith S. Scott
Executive Vice President, General Counsel                                         & Secretary